CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Novo Integrated Sciences, Inc. of our report dated November 6, 2018, relating to the financial statements, which appears in this Form 10-K.

/s/ NVS Chartered Accountants Professional Corporation

NVS Chartered Accountants Professional Corporation

Markham, Ontario

November 6, 2018

NVS CHARTERED ACCOUNTANTS PROFESSIONAL CORPORATION

100 Allstate Parkway, Suite 303, Markham, Ontario L3R 6H3 Tel: 905.415.2511 Fax: 905.415.2011